Exhibit 99.2

CONSENT OF Robert A Stanger & Co, Inc.

We consent to the references to our name, valuation methodologies, assumptions and value conclusions of our report, dated March 20, 2026, prepared by us with respect to the valuation of the portfolio of 26 wholly-owned operating properties and five investments in joint ventures owned by Strategic Storage Trust VI, Inc. (the “Company”), which is contained in this Current Report on Form 8-K. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

Sincerely,

Robert A. Stanger & Co, Inc.

By:	/s/ Robert A. Stanger & Co, Inc.

Date: March 23, 2026